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                                                                    EXHIBIT 99.1


                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Genelabs Technologies, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Irene
A. Chow, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        /s/ IRENE A. CHOW
                                        ----------------------------------------
                                        Irene A. Chow
                                        Chairman and Chief Executive Officer
                                        November 14, 2002

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the "Act") and shall not, except to the extent required by the Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.